                                  Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Ronald Suttill, Chief Executive Officer of Aviva Petroleum Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report").

The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 9/th/ day of August 2002.

                            /s/ Ronald Suttill
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                            Ronald Suttill
                            President and Chief Executive Officer